Contacts:	Rob Capps, Co-CEO Mitcham Industries, Inc. 936-291-2277
Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600

MITCHAM INDUSTRIES REPORTS
FISCAL 2020 FOURTH QUARTER AND YEAR END RESULTS AND ANNOUNCES ADDITION TO MANAGEMENT TEAM

THE WOODLANDS, TX – April 21, 2020 – Mitcham Industries, Inc. (NASDAQ: MIND) (“Mitcham” or “the Company”) today announced financial results for its fiscal 2020 fourth quarter and year ended January 31, 2020.
Total revenues for the fourth quarter of fiscal 2020 were $13.3 million, compared to $10.7 million in the third quarter of fiscal 2020 and $12.3 million in the fourth quarter of fiscal 2019. The 24% sequential improvement was driven primarily by a 9% sequential increase in Marine Technology Products segment revenues. Total revenues for fiscal 2020 were $42.7 million compared to $42.9 million for fiscal 2019.
The Company reported a net loss of $3.7 million in the fourth quarter of fiscal 2020, compared to a net loss of $2.0 million in the third quarter of fiscal 2020, and a net loss of $4.2 million in the fourth quarter of fiscal 2019. Fourth quarter of fiscal 2020 net loss attributable to common shareholders was $4.3 million, or a $(0.35) loss per share, compared to a loss of $2.6 million, or a $(0.21) loss per share, in the third quarter of fiscal 2020, and a loss of $4.6 million, or a $(0.38) loss per share, in the fourth quarter of fiscal 2019. On an annual basis, the Company reported a net loss of $13.3 million attributable to common shareholders in fiscal 2020, or a $(1.10) loss per share, compared to a net loss of $21.6 million, or a $(1.78) loss per share in fiscal 2019. Due to recent changes in the world oil prices and disruptions in the global economy as a result of the COVID-19 pandemic, the Company reevaluated the collectability of accounts receivable. As a result, the Company recorded a provision for doubtful accounts of approximately $2.0 million, as well as a $760,000 impairment charge to intangible assets in the fourth quarter of fiscal 2020. Without the effect of these adjustments, net loss for the fourth quarter of fiscal 2020 was approximately $948,000 and the operating loss was approximately $168,000.
Adjusted EBITDA for the fourth quarter of fiscal 2020 was a $124,000 compared to $198,000 in the third quarter of fiscal 2020 and $111,000 in the fourth quarter of fiscal 2019. For the full year, Adjusted EBITDA was a loss of $568,000 in fiscal 2020 compared to a profit of $928,000 in the prior year. Without the effect of the provision for doubtful accounts discussed above

Adjusted EBITDA for the fourth quarter and full year of fiscal 2020 was approximately $2.1 million and $1.4 million, respectively. Adjusted EBITDA, which is a non-GAAP measure, is defined and reconciled to reported net loss and cash provided by operating activities in the accompanying financial tables.
Rob Capps, Mitcham’s Co-Chief Executive Officer, stated, “Our fiscal 2020 fourth quarter results came in near expectations when excluding the provision for doubtful accounts and impairment of intangible assets, despite not recognizing two sales that had been scheduled for the fourth quarter. Fiscal 2020 was a year characterized by accelerating momentum in the development of our Marine Technology Products segment, as we made good progress in attracting senior leadership, developing new technologies and attaining new business in the pursuit of our strategic vision of becoming a leading global provider of marine technology products.
“We have meaningfully reduced our dependence on traditional oil and gas activities since undertaking this transformation and we continue to adapt to the challenging conditions and operational disruptions brought on by the COVID-19 pandemic. We continue to work closely with our customers to uphold commitments and assure a high level of service and support while also looking for ways to reduce our expenses and capital outlays due to the heightened economic uncertainty brought on by this global crisis. While unprecedented market disruptions and low commodity prices are difficult to predict or manage, our operational flexibility and debt-free capital structure have enabled us to weather unfavorable fundamentals in the past. We continue to pursue our vision to solidify our foundation in the worldwide marine technology market,” concluded Capps.
Additionally, the Company announced that it has made a key addition to its management team. On April 21, Dennis P. Morris was appointed as Chief Operating Officer. Mr. Morris has extensive global experience in the maritime defense technology sector serving in senior executive positions at L3Harris Technologies, the CEO role at both SAFE Boats International and Allen Vanguard Corp., in addition to various executive roles at BAE Systems in both the UK and the US. During his career, Mr. Morris has been recognized for his success in developing complex engineered systems and solutions that drove organic growth and global market share. He is a former U.S. Navy Submarine Officer, serving in active duty from 1983 to 1991 and retiring from the Naval reserves in 1999, and held several government management consulting roles during that time. Mr. Morris received his Bachelor of Science Electrical Engineering degree from the University of Houston in 1983 and his Master of Business Administration degree from Georgetown University in 1997.
Guy Malden, Mitcham’s Co-Chief Executive Officer commented, “We are thrilled to have Dennis join us. We believe his background and skill sets fit perfectly with the direction we are taking Mitcham. While his primary initial focus will be in our sonar business, we look forward to his contributions across our business”.

CONFERENCE CALL
Management has scheduled a conference call for Wednesday, April 22nd at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss fiscal 2020 fourth quarter and full year results. To access the call, please dial (412) 902-0030 and ask for the Mitcham Industries call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the Mitcham Industries corporate website, http://www.mitchamindustries.com, by logging onto the site and clicking “Investor Relations.” A telephonic replay of the conference call will be available through April 29, 2020 and may be accessed by calling (201) 612-7415 and using passcode 13700750#. A webcast archive will also be available at http://www.mitchamindustries.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Dennard Lascar Investor Relations (713) 529-6600 or email mind@dennardlascar.com.

About Mitcham Industries

Mitcham Industries, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, Mitcham has a global presence with operating locations in the United States, Canada, Singapore, Malaysia, Hungary, Colombia and the United Kingdom. Mitcham’s worldwide Marine Technology Products segment, which includes its Seamap and Klein Marine Systems units, designs, manufactures and sells specialized, high performance, marine sonar and seismic equipment. Through its Equipment Leasing segment, Mitcham believes it is the largest independent provider of exploration equipment to the seismic industry.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter ended January 31, 2020 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Tables to Follow

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	January 31, 2020	January 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$3,090	$9,389
Restricted cash	144	160
Accounts receivable, net of allowance for doubtful accounts of $4,054 and $2,113 at January 31, 2020 and 2019, respectively	11,921	12,082
Inventories, net	13,261	10,774
Prepaid expenses and other current assets	2,211	1,735
Assets held for sale	—	2,202
Total current assets	30,627	36,342
Seismic equipment lease pool and property and equipment, net	13,777	14,155
Operating lease right-of-use assets	2,300	—
Intangible assets, net	8,161	10,495
Goodwill	2,531	2,531
Non-current prepaid income taxes	—	128
Deferred tax asset	—	68
Long-term receivables, net of allowance for doubtful accounts of $- and $- at January 31, 2020 and January 31, 2019, respectively	403	712
Other assets	429	584
Long-term assets held for sale	—	286
Total assets	$58,228	$65,301
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,650	$1,534
Deferred revenue	765	1,040
Accrued expenses and other current liabilities	3,452	3,738
Income taxes payable	242	224
Operating lease liabilities - current	1,339	—
Liabilities held for sale	—	892
Total current liabilities	8,448	7,428
Operating lease liabilities - non-current	961	—
Other non-current liabilities	967	1,195
Deferred tax liability	200	—
Total liabilities	10,576	8,623
Shareholders’ equity:
Preferred stock, $1.00 par value; 1,000 shares authorized; 994 and 830 shares issued and outstanding at January 31, 2020 and January 31, 2019, respectively	22,104	18,330
Common stock, $0.01 par value; 20,000 shares authorized; 14,097 and 14,049 shares issued at January 31, 2020, and January 31, 2019, respectively	141	140
Additional paid-in capital	123,964	123,085
Treasury stock, at cost (1,929 shares at January 31, 2020 and 2019)	(16,860)	(16,860)
Accumulated deficit	(77,310)	(63,973)
Accumulated other comprehensive loss	(4,387)	(4,044)
Total shareholders’ equity	47,652	56,678
Total liabilities and shareholders’ equity	$58,228	$65,301

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2020	2019	2020	2019
Revenues:
Sale of marine technology products	$8,776	$6,851	$29,538	$25,571
Equipment leasing	4,204	3,934	11,206	11,427
Sale of lease pool and other equipment	277	1,543	1,931	5,944
Total revenues	13,257	12,328	42,675	42,942
Cost of sales:
Sale of marine technology products	4,411	4,657	16,481	14,863
Equipment leasing (including lease pool depreciation)	2,859	3,402	8,983	13,522
Equipment sales	40	858	590	2,817
Total cost of sales	7,310	8,917	26,054	31,202
Gross profit	5,947	3,411	16,621	11,740
Operating expenses:
Selling, general and administrative	4,984	4,952	19,716	20,905
Research and development	408	302	1,850	1,159
Provision for doubtful accounts	2,000	—	2,000	200
Impairment of intangible assets	760	—	760	—
Depreciation and amortization	723	680	2,670	2,496
Total operating expenses	8,875	5,934	26,996	24,760
Operating loss	(2,928)	(2,523)	(10,375)	(13,020)
Other income (expense):
Loss on sale (including $5,355 of net cumulative translation loss)	—	(500)	—	(5,405)
Reserve against non-current prepaid income taxes	—	(1,211)	—	(1,211)
Interest (expense) income, net	(12)	25	(46)	72
Other, net	(53)	33	12	(24)
Total other expense	(65)	(1,653)	(34)	(6,568)
Loss before income taxes	(2,993)	(4,176)	(10,409)	(19,588)
Benefit (provision) for income taxes	(715)	21	(878)	(252)
Net loss	$(3,708)	$(4,155)	$(11,287)	$(19,840)
Preferred stock dividends	(558)	(463)	(2,050)	(1,708)
Net loss attributable to common shareholders	$(4,266)	$(4,618)	$(13,337)	$(21,548)
Net loss per common share:
Basic	$(0.35)	$(0.38)	$(1.10)	$(1.78)
Diluted	$(0.35)	$(0.38)	$(1.10)	$(1.78)
Shares used in computing loss per common share:
Basic	12,167	12,119	12,143	12,105
Diluted	12,167	12,119	12,143	12,105

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Twelve Months Ended January 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(11,287)	$(19,840)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,768	11,814
Stock-based compensation	854	781
Impairment	760	—
Provision for doubtful accounts, net of charge offs	2,000	200
Provision for inventory obsolescence	298	140
Gross profit from sale of lease pool equipment	(1,197)	(2,367)
Loss on sale of business	—	5,405
Deferred tax expense	503	(376)
Non-current prepaid income taxes	50	1,577
Changes in:
Accounts receivable	(1,723)	1,292
Unbilled revenue	(327)	(340)
Inventories	(2,810)	(781)
Prepaid expenses and other current assets	(506)	(1,382)
Accounts payable, accrued expenses and other current liabilities	(178)	(722)
Deferred revenue	(335)	567
Foreign exchange losses net of gains	313	171
Current assets held for sale	—	(2,202)
Current liabilities held for sale	—	892
Net cash used in operating activities	(5,817)	(5,171)
Cash flows from investing activities:
Purchases of seismic equipment held for lease	(2,955)	(1,717)
Acquisition of assets	—	(3,000)
Purchases of property and equipment	(1,036)	(814)
Sales of used lease pool equipment	1,664	5,663
Sale of business, net of cash sold	239	(147)
Net cash used in investing activities	(2,088)	(15)
Cash flows from financing activities:
Net proceeds from preferred stock offering	3,773	6,853
Preferred stock dividends	(2,050)	(1,708)
Proceeds from exercise of stock options	26	—
Net cash provided by financing activities	1,749	5,145
Effect of changes in foreign exchange rates on cash, cash equivalents and restricted cash	(159)	(270)
Net increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	—	458
Less: Net increase (decrease) in cash classified within current assets held for sale	—	(458)
Net decrease in cash, cash equivalents and restricted cash	(6,315)	(597)
Cash, cash equivalents and restricted cash, beginning of period	9,549	10,146
Cash, cash equivalents and restricted cash, end of period	$3,234	$9,549

MITCHAM INDUSTRIES, INC.
Reconciliation of Net Loss and Net Cash Provided by Operating Activities to EBITDA and
Adjusted EBITDA
(in thousands)
(unaudited)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2020	2019	2020	2019
Reconciliation of Net loss to EBITDA and Adjusted EBITDA
Net loss	$(3,708)	$(4,155)	$(11,287)	$(19,840)
Interest expense (income), net	12	(25)	46	(72)
Depreciation and amortization	1,962	2,630	7,768	11,814
Provision (benefit) for income taxes	715	(21)	878	252
EBITDA (1)	(1,019)	(1,571)	(2,595)	(7,846)
Non-cash foreign exchange losses	102	2	258	5,620
Stock-based compensation	243	206	854	781
Impairment of intangible assets	760	—	760	—
Reserve against non-current prepaid income taxes	—	1,211	—	1,211
Cost of lease pool sales	38	263	155	1,162
Adjusted EBITDA (1)	$124	$111	$(568)	$928
Reconciliation of Net Cash Provided by Operating Activities to EBITDA
Net cash (used in) provided by operating activities	$(1,569)	$2,503	$(5,817)	$(5,457)
Stock-based compensation	(243)	(206)	(854)	(781)
Provision for doubtful accounts	(2,000)	—	(2,000)	(200)
Provision for inventory obsolescence	(275)	—	(298)	(140)
Changes in accounts receivable (current and long-term)	728	(4,605)	2,050	(1,292)
Interest paid	23	6	63	8
Taxes paid, net of refunds	173	208	498	622
Gross profit from sale of lease pool equipment	210	519	1,197	2,367
Loss on sale of subsidiaries	—	(500)	—	(5,405)
Changes in inventory	(25)	(523)	2,810	781
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	1,765	57	178	155
Impairment of intangible assets	(760)	—	(760)	—
Changes in prepaid expenses and other current assets	746	224	506	1,382
Foreign exchange (losses) gains, net	(83)	165	(313)	(171)
Reserve against non-current prepaid income taxes	—	(1,211)	—	(1,211)
Net assets held for sale	—	1,596	—	1,596
Other	291	196	145	(100)
EBITDA (1)	$(1,019)	$(1,571)	$(2,595)	$(7,846)

1.EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, non-cash costs of lease pool equipment sales, impairment of intangible assets, stock-based compensation and other non-cash tax related items. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with GAAP. Rather, we have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures and finance working capital requirements and. We believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.

Mitcham Industries, Inc.
Segment Operating Results
(in thousands)
(unaudited)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2020	2019	2020	2019
Revenues:
Marine technology products	$8,780	$6,743	$29,572	$25,768
Equipment leasing	4,481	5,477	13,213	17,383
Inter-segment sales	(4)	108	(110)	(209)
Total revenues	13,257	12,328	42,675	42,942
Cost of sales:
Marine technology products	4,415	4,530	16,591	15,027
Equipment leasing	2,899	4,293	9,573	16,384
Inter-segment costs	(4)	94	(110)	(209)
Total cost of sales	7,310	8,917	26,054	31,202
Gross profit	5,947	3,411	16,621	11,740
Operating expenses:
Selling, general and administrative	4,984	4,952	19,716	20,905
Research and development	408	302	1,850	1,159
Provision for doubtful accounts	2,000	—	2,000	200
Impairment of intangible assets	760	—	760	—
Depreciation and amortization	723	680	2,670	2,496
Total operating expenses	8,875	5,934	26,996	24,760
Operating loss	$(2,928)	$(2,523)	$(10,375)	$(13,020)
Marine Technology Products Segment:
Revenues:
Seamap	$7,091	$4,886	$22,003	$15,989
Klein	1,689	1,279	7,472	7,474
SAP	—	902	101	3,264
Intra-segment sales	—	(324)	(4)	(959)
	8,780	6,743	29,572	25,768
Cost of sales:
Seamap	3,148	3,068	10,955	8,566
Klein	1,267	1,069	5,545	4,748
SAP	—	717	95	2,686
Intra-segment sales	—	(324)	(4)	(973)
	4,415	4,530	16,591	15,027
Gross profit	$4,365	$2,213	$12,981	$10,741
Gross profit margin	50%	33%	44%	42%
Equipment Leasing Segment:
Revenue:
Equipment leasing	$4,204	$3,934	$11,281	$11,439
Lease pool equipment sales	249	781	1,353	3,529
Other equipment sales	28	762	579	2,415
	4,481	5,477	13,213	17,383
Cost of sales:
Direct costs-equipment leasing	1,658	1,524	4,025	4,381
Lease pool depreciation	1,203	1,911	4,960	9,186
Cost of lease pool equipment sales	37	263	154	1,162
Cost of other equipment sales	1	595	434	1,655
	2,899	4,293	9,573	16,384
Gross profit (loss)	$1,582	$1,184	$3,640	$999

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